Second Quarter 2012 Earnings Call Supplemental Slides

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2011, our Form 10-Q for the quarters ended March 31, 2012, and June 30, 2012, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated July 26, 2012, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Q2 2012 Summary…………………………………… 4-8
Revenues (Q2 2012 vs. Q2 2011)…………………… 9
Expenses (Q2 2012 vs. Q2 2011)…………………… 10
Adjusted EBITDA…………………………………… 11
Earnings per Share………………………………… 12
Adjusted Free Cash Flow …………………………… 13-14
2012 Revised Guidance - Adjusted EBITDA ………… 15
2012 Revised Guidance - EPS ……………………… 16
Income Tax Considerations………………………… 17
Adjusted Free Cash Flow Considerations…………… 18
Priorities for Reinvesting Free Cash Flows………… 19
Portfolio Growth…………………………………… 20
Appendix…………………………………………… 21
Business Outlook: 2012 to 2014…………………… 22-24
Historic Discharge Growth vs. Industry…………… 25
Debt Schedule……………………………………… 26
Revenues & Expenses (Sequential)………………… 27
Revenues & Expenses (6 Months)………………… 28
Payment Sources (Percent of Revenues) ………… 29
Operational and Labor Metrics…………………… 30
Outstanding Share Summary and Warrant Information…… 31
Adjusted EBITDA History………………………… 32
Adjusted Free Cash Flow ………………………… 33
Reconciliations to GAAP…………………………… 34-38

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Q2 2012 Summary (Q2 2012 vs. Q2 2011)  Revenue growth of 5.6% ― Inpatient revenue growth of 6.4%  Discharge growth of 3.0%; same-store discharge growth of 1.9%  Revenue per discharge increase of 3.2% ― Outpatient and other revenue decline of 3.3% ($1.3 million)  Improved operating leverage and labor productivity  Adjusted EBITDA (3) for the quarter of $125.1 million reflects growth of 8.5%. 4 0% 40% 80% Q2 2012 Q2 2011 General & Administrative Hospital-related Expenses Salaries, Wages & Benefits 73.5% 74.7% 3.41 3.47 3.20 3.60 Q2 2012 Q2 2011 Employees per Occupied Bed (EPOB) % o f R e v enu e (1) General & Administrative excludes stock-based compensation. (2) Hospital-related expenses include other operating expenses, supplies, and occupancy costs. (3) Reconciliation to GAAP provided on slides 34, 35, 37, and 38. (1) (2)

Q2 2012 Summary (Q2 2012 vs. Q2 2011) (cont.)  Adjusted free cash flow (1) for the quarter of $70.0 million and $115.2 million for first six months of 2012 ― Adjusted free cash flow reflected the planned investment in the clinical information system and hospital refresh projects, the anticipated increase in net working capital, and other items, as illustrated on slide 14.  Diluted earnings (2) per share of $0.39 reflected strong operating results, lower interest expense, and an effective tax rate of approx. 39% (3) for the quarter (see table on slide 12) ― Q2 2011 diluted earnings per share of $0.14 were impacted by two items having net after tax value of ($0.11) per share:  $26.1 million loss on early extinguishment of debt  $10.6 million gain in government, class action, and related settlements (1) Reconciliation to GAAP provided on slide 33 (2) Income from continuing operations attributable to HealthSouth (3) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth 5

Q2 2012 Summary (cont.) Growth:  Signed letter of intent to acquire 34-bed inpatient rehabilitation unit in San Antonio, TX (CHRISTUS Santa Rosa Hospital) ―Consolidate the unit into existing inpatient rehabilitation hospital, HealthSouth Rehabilitation Hospital of San Antonio ―Completed acquisition on July 16, 2012  Received CON approval to build a 50-bed inpatient rehabilitation hospital in the greater Orlando, FL market ―Operational by Q1 2014  Began construction on 40-bed inpatient rehabilitation hospital in Littleton, CO (South Denver) ―Operational in Q2 2013  Began construction on 34-bed inpatient rehabilitation hospital in Stuart, FL (a joint venture with Martin Health Systems) ―Operational in Q2 2013 6

Q2 2012 Summary (cont.) 7 Cash Deployment:  Repurchased 21,645 additional shares of our preferred stock for approx. $22 million (46,645 shares repurchased in first six months of 2012). ― The Q2 2012 repurchase reduces annual preferred stock dividend payments by $1.4 million and diluted share count by 0.7 million shares. ― The cumulative six months 2012 repurchases reduce annual preferred stock dividend payments by $3.0 million and diluted share count by 1.5 million shares.  Our joint venture in Fayetteville, AR purchased the land and building associated with its hospital previously subject to an operating lease. Balance Sheet:  Moody’s upgraded our corporate debt rating to Ba3 on May 2, 2012.  S&P upgraded our corporate debt rating to BB- on May 30, 2012.

34.6 29.8 15.0 20.0 25.0 30.0 35.0 3.09 2.59 1.5 2.0 2.5 3.0 3.5  HealthSouth Functional Outcomes Continue to Outpace Industry Average HealthSouth Average UDS Average* FIM Gain LOS Efficiency * Average = Expected, Risk-adjusted Source: UDSmr Database – On Demand Report: Q2 2012 Report Q2 2012 Summary (cont.) 8

Q2 Q2 Increase/ (Millions) 2012 2011 (Decrease) Inpatient 495.0$ 465.4$ 6.4% Outpatient and other 38.4 39.7 (3.3%) Consolidated net operating 533.4$ 505.1$ 5.6% (Actual Amounts) Discharges 30,719 29,811 3.0% Net patient revenue / discharge 16,114$ 15,612$ 3.2% Revenues (Q2 2012 vs. Q2 2011)  Revenue growth of 5.6% ― Inpatient revenue growth of 6.4%  Discharge growth of 3.0%; same-store discharge growth of 1.9%  Revenue per discharge increase of 3.2% • Price adjustments (Medicare and managed care) • Higher average acuity (CMI) for the patients we served ― Outpatient and other revenue declined by 3.3% ($1.3 million)  Three fewer outpatient rehabilitation satellite clinics in Q2 2012 9

Expenses (Q2 2012 vs. Q2 2011) 10 Q2 Q2 Increase/ (Millions) 2012 2011 (Decrease) Salaries and benefits 257.4$ 241.6$ 6.5% Percent of net operating revenues 48.3% 47.8% 50 bps EPOB (employees per occupied bed) 3.41 3.47 (1.7%) Hospital-related expenses 112.6$ 113.7$ (1.0%) (other operating, supplies, occupancy) Percent of net operating revenues 21.1% 22.5% (140 bps) General and administrative 22.1$ 22.1$ 0.0% (excludes stock-based compensation) Percent of net operating revenues 4.1% 4.4% (30 bps) Provision for doubtful accounts 6.5$ 5.0$ 30.0% Percent of net operating revenues 1.2% 1.0% 20 bps  Continued improvement in operating leverage from 74.7% to 73.5% as a percent of revenue ― SWB as a percent of revenue increased as a result of:  Higher SWB as a result of a higher skills mix and increased workers’ compensation expense ― Continued improvement in labor productivity (EPOB) ― Hospital-related expenses as a percent of revenue declined as a result of:  A decrease in the general and professional liability insurance reserve partially offset by higher clinical information system implementation costs and other expenses

Adjusted EBITDA (1)

(Millions)	Q2 2012	Q2 2011	6 Months 2012	6 Months 2011
Net operating revenues	$ 533.4	$ 505.1	$ 1,072.0	$ 1,011.1
Less: Provision for doubtful accounts	(6.5)	(5.0)	(12.8)	(9.8)
Net operating revenues less provision for doubtful accounts	526.9	500.1	1,059.2	1,001.3
Operating expenses:				
Salaries and benefits	(257.4)	(241.6)	(518.4)	(485.6)
Hospital-related expenses:				
Other operating expenses	(74.4)	(75.4)	(147.4)	(146.3)
Supplies	(25.9)	(26.2)	(52.4)	(52.0)
Occupancy costs	(12.3)	(12.1)	(24.8)	(23.7)
	(112.6)	(113.7)	(224.6)	(222.0)
General and administrative expenses (2)	(22.1)	(22.1)	(46.0)	(44.8)
Equity in nonconsolidated affiliates	3.1	3.2	6.4	5.7
Other income	0.4	0.7	1.3	1.3
Noncontrolling interests (3)	(13.2)	(11.3)	(25.8)	(23.1)
Adjusted EBITDA	**$ 125.1**	**$ 115.3**	**$ 252.1**	**$ 232.8**

(1) Reconciliation to GAAP provided on slides 34, 35, 37, and 38.

In arriving at Adjusted EBITDA, the following were excluded:	Q2 2012	Q2 2011	6 Months 2012	6 Months 2011
(2) Stock-based compensation expense	5.9	5.3	12.0	9.5
(3) Noncontrolling interests related to discontinued operations	-	0.9	-	1.0

Adjusted EBITDA Change

Q2 2012	6 Months 2012
+$9.8M	+$19.3
+8.5%	+8.3%

Q2 2012 and 6 Months 2012 reflect:

- **Revenue growth**
- **Improved operating leverage and labor productivity**
- **Higher bad debt expense**
- **Higher expenses for noncontrolling interests**

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Earnings per Share

(In Millions, Except Per Share Data)	Q2 2012	Q2 2011	6 Months 2012	6 Months 2011
Adjusted EBITDA	$ 125.1	$ 115.3	$ 252.1	$ 232.8
Interest expense and amortization of debt discounts and fees	(23.0)	(34.9)	(46.3)	(70.0)
Depreciation and amortization	(20.0)	(19.6)	(39.5)	(39.1)
Stock-based compensation expense	(5.9)	(5.3)	(12.0)	(9.5)
Other, including non-cash loss on disposal of assets	(0.6)	(1.0)	(1.4)	(1.1)
	75.6	54.5	152.9	113.1
Certain nonrecurring expenses:				
Government, class action, and related settlements	-	10.6	-	10.6
Professional fees - accounting, tax, and legal	(5.5)	(8.4)	(9.1)	(12.2)
Loss on early extinguishment of debt	-	(26.1)	-	(26.1)
Pre-tax income	70.1	30.6	143.8	85.4
Income tax expense [1]	(26.9)	(11.2)	(56.0)	(3.8) [2]
Income from continuing operations [3]	$ 43.2	$ 19.4	$ 87.8	$ 81.6
Basic shares	94.6	93.3	94.5	93.2
Diluted shares	108.0	109.5	108.3	109.3
Basic earnings per share [3] [4]	$ 0.39	$ 0.14	$ 0.79	$ 0.74
Diluted earnings per share [3][5]	$ 0.39	$ 0.14	$ 0.79	$ 0.74

Earnings per Share from Continuing Operations [3]

Q2 2012 and 6 Months 2012 reflect:

- Higher Adjusted EBITDA
- Decreased interest expense
- Lower professional fees
- Approx. 39%[6] effective tax rate

Q2 2011 and 6 Months 2011 reflect:

- A $26.1 million loss on early extinguishment of debt
- A $10.6 million gain in government, class action, and related settlements

(1) Cash income tax expense was $2.2 million, $1.7 million, $4.3 million, and $4.2 million for three months 2012 and 2011 and six months 2012 and 2011, respectively.
(2) Includes a $0.27 per diluted share benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008 and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(3) Income from continuing operations attributable to HealthSouth
(4) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share.
(5) Diluted earnings per share on a GAAP basis are the same as basic earnings per share due to the antidilutive impact in the period.
(6) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth

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Adjusted Free Cash Flow 13 (Millions) 2012 2011 2012 2011 114.0$ 68.6$ 195.0$ 158.1$ (1.3) (5.1) (1.7) (7.2) Capital expenditures for maintenance (31.0) (13.2) (50.1) (22.3) Net settlements on interest rate swaps - - - (10.9) Dividends paid on convertible perpetual preferred stock (6.3) (6.5) (13.1) (13.0) Distributions paid to noncontrolling interests of consolidated affiliates Non-recurring items: Cash paid for professional fees - accounting, tax, and legal 5.5 8.4 9.1 12.2 Net premium on bond issuance/repayment - 18.0 - 13.9 Cash paid for government, class action and related settlements - 3.4 - 7.7 - (0.4) - (3.4) Adjusted free cash flow 70.0$ 63.6$ 115.2$ 111.8$ Income tax refunds related to prior periods Net cash provided by operating activities Net cash provided by operating activities of continuing operations Impact of discontinued operations (24.0) (10.9) (9.6) 193.3 Q2 112.7 63.5 6 Months 150.9 (23.3)  Adjusted free cash flow for Q2 2012 and 6 months 2012 reflect the planned investment in the clinical information system and hospital refresh projects, the anticipated increase in net working capital, and other items, as illustrated on slide 14.

$111.8 $115.2 $19.3 Adjusted Free Cash Flow 6 Mos. 2011 Adjusted EBITDA Cash Interest Expense Working Capital and Other Swap-Related Payments Maintenance Capital Expenditures Adjusted Free Cash Flow 6 Mos. 2012 $23.1 (2) Adjusted Free Cash Flow (1) (Millions) 2012 2011 $ % Adjusted free cash flow (1) 6 Months Change 115.2$ 111.8$ 3.4$ 3.0% (1) Reconciliation to GAAP provided on slide 33 (2) Reflects lower average borrowings and lower average interest rate (3) Includes an increase in payroll tax withholdings related to the vesting of restricted stock awards to employees (4) Final swap payment was made in March 2011. (5) Planned investment in clinical information system and hospital refresh projects 14 Operating Cash Flows ($22.1) (3) Investing Cash Flows $10.9 (4) ($27.8) (5)

2012 Revised Guidance – Adjusted EBITDA (1) 2012 Adjusted EBITDA $487 million to $495 million (previous guidance $475 million to $485 million) (1) Reconciliation to GAAP provided on slides 34, 35, 37, and 38. Considerations:  Revenue growth of 3.7% to 5.3% (July through December 2012) ― Discharge growth between 2.5% and 3.5% (July through December 2012) ― Revenue per discharge growth between 2.0% and 2.5% (July through December 2012) ― Home health revenues subject to approx. $1.0 million reduction related to the 2012 Medicare Home Health rule  Higher bad debt expense of approx. 1.3% of revenues (approx. $3 million more in second half of 2012)  Installation of new clinical information system in twelve existing hospitals expected to increase operating expenses by approx. $3 million in second half 2012  Higher workers’ compensation expense of approx. $2 million in second half of 2012  Q4 2011 Adjusted EBITDA benefited by $2.4 million from a nonrecurring franchise tax recovery Based on results for the first 6 months of 2012, HealthSouth is raising it expectations for full- year 2012 results. 15

2012 Revised Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth (1)
$1.45 to $1.50
(previous guidance $1.32 to $1.39)

Based on results for the first 6 months of 2012, HealthSouth is raising it expectations for full-year 2012 results.

	Actual	EPS Guidance Low	EPS Guidance High
(In Millions, Except Per Share Data)	2011	2012	
Adjusted EBITDA	$ 466.2	$ 487	$ 495
Interest expense and amortization of debt discounts and fees	(119.4)	(93)	
Depreciation and amortization	(78.8)	(82)	
Stock-based compensation expense	(20.3)	(23)	
Other, including non-cash loss on disposal of assets	(4.3)	(7)	
	243.4	282	290
Certain Nonrecurring Expenses:			
Government, class action and related settlements	12.3	-	
Professional fees - accounting, tax and legal	(21.0)	(15)	
Loss on early extinguishment of debt	(38.8)	-	
Pre-tax income	195.9	267	275
Income tax (assumes 39% in 2012)	(37.1) (3)	(105)	(108)
Income from continuing operations (1)	$ 158.8	$ 162	$ 167
Basic shares	93.3	94.6	94.6
Earnings per share (1)(4)	$ 1.42	$ 1.45	$ 1.50

Considerations:

- ✓ Assumes provision for income tax of approx. 39% in 2012 vs. approx. 19% in 2011 (2)
- ✓ Cash taxes expected to be $8 to $12 million
- ✓ Basic share count of 94.6 million shares

(1) Income from continuing operations attributable to HealthSouth
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(4) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share.

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Income Tax Considerations GAAP Considerations: •As of 6/30/12, the Company’s federal NOL had a balance of approx. $1.1 billion. • The Company has a remaining valuation allowance of approx. $50 million, primarily related to state NOLs. • 2011 effective tax rate was approx. 19%. (1)(2) • Expect effective tax rate of approx. 40% (1) going forward Future Cash Tax Payments: • The Company expects to pay approx. $8 million to $12 million per year of income tax. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). A “change of ownership,” as defined by Section 382, would subject the Company to an AUL, which is equal to the market capitalization of the Company at the time of the “change of ownership” multiplied by the long-term tax exempt rate. 17 (1) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth (2) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company’s settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 33 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) Net of amortization of debt and discounts and fees (4) Six months 2012 includes cash dividend payments of $12.6 million for dividends declared in Q4 2011 and Q1 2012 and paid in the first 6 months of 2012 plus $0.5 million for cumulative dividends paid for the shares repurchased in the first 6 months of 2012. Assumptions for 2012 include the $13.1 million for first six months 2012 dividends paid plus expected cash dividends of $11.5 million for the second half of 2012. 18 Certain Cash Flow Items (2) (millions) 2011 Actual 6 Months 2012 Actual 2012 Assumptions  Cash interest expense (3) $115.2 $44.6 $92  Cash payments for taxes $9.1 $7.7 $8 to $12  Working capital and other $10.6 $21.4 $30 to $40  Maintenance CAPEX $50.8 $50.1 $75 to $85  Net cash swap-related settlements $10.9 - -  Dividends paid on preferred stock (4) $26 $13.1 $24.6 The increase in 2012 maintenance CAPEX is driven by the clinical information system roll-out, two major hospital renovations, and increased hospital refresh projects.  2012 adjusted free cash flow growth reflects increased maintenance capital expenditures and working capital.  Multi-year adjusted free cash flow CAGR of 12% to 17%

Priorities for Reinvesting Free Cash Flows

Priorities / **Alternate Opportunities**

Growth

	(millions) 2012 Assumptions	6 Months 2012
• **Growth in core business**		
▪ Bed expansions (80-100 beds)	$20 to $25	$10.7
▪ De novo hospitals (complete Ocala; start 4 others)	$50 to $70	$17.0
▪ Acquisitions (target 2/year) [(1)] – Free standing IRFs – Hospital unit	TBD	$2.1
	$70 to $95, excluding acquisitions	$29.8

Debt Reduction

	6 Months 2012
• **Debt prepayment**	-
• **Purchase leased properties** [(2)]	$9.0

Shareholder Distribution

• **Convertible preferred stock repurchase ($125 million authorization)**	$46.5
• **Common share repurchase ($125 million authorization)**	-
• **Cash dividends (one time or regular)**	-
	$55.5

(1) Acquired 12 inpatient rehabilitation beds from a hospital in Andalusia, AL in order to add beds at our Dothan, AL hospital.
(2) Includes the purchase of the real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR for approx. $15 million, half of which was reimbursed to us by our joint venture partner through a capital contribution; also includes an initial investment for a replacement hospital for our currently leased hospital in Ludlow, MA.

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Portfolio Growth 20 • All projects have minimum IRR target of 15% (pre-tax). De novos Acquisitions • Cash Payback (1) = 5 to 7 years • Longer payback period due to: − Design and construction period − Initial ramp-up of operations • Target 4 openings/Year • Cash Payback (1) = 4 to 6 years • Target: 2 acquisitions/Year Location Installed Beds Operational Date Location Beds Operational Date 2014 Orlando, FL 50 Q1 2014 TBD TBD TBD 2013 (2) Stuart, FL 34 Q2 2013 TBD TBD TBD Littleton, CO 40 Q2 2013 Southwest Phoenix, AZ 40 Q3 2013 2012 Ocala, FL 40 Q4 2012 San Antonio, TX (unit) 34 Q3 2012 2011 Cypress, TX 40 Q4 2011 Cincinnati, OH 40 Q4 2011 2010 Bristol, VA 25 Q3 2010 Ft. Smith, AR (unit) 30 Q3 2010 Sugarland, TX (IRF) 50 Q3 2010 Loudoun County, VA 40 Q2 2010 Las Vegas, NV (IRF) 50 Q2 2010 Little Rock, AR (unit) 23 Q1 2010 2009 Mesa, AZ 40 Q3 2009 Altoona, PA (JV, unit) 18 Q4 2009 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 17). (2) Does not include Middletown, DE or Williamson Co., TN where CON awards are under appeal

Appendix

Business Outlook: 2012 to 2014

Business Model

- **Adjusted EBITDA CAGR: 5-8%** (1)(2)
- **Adjusted Free Cash Flow CAGR: 12-17%** (1)(2)

Strategy	2011	2012	2013	2014
Delevering (3)	Achieved **< 3.0x** Debt to Adj. EBITDA	**< 3.0x** Debt to Adj. EBITDA (subject to operating environment)		
Core Growth	**Same-store Growth** (Includes bed expansions and unit consolidations)			
	De novos 1- Cypress, TX	**De novos** 1- Ocala, FL	**De novos** (target of 4/year)	
	IRF Acquisitions 1- Drake, OH	**IRF Acquisitions** (target of 2/year)		
Opportunistic Growth				**Consider opportunistic, disciplined acquisitions** of complementary post-acute services **Key Considerations:** • Regulatory clarity • Market conditions • Purchase price and terms and conditions
Key Operational Initiatives	• **Clinical Information System (CIS)** Pilot	• **CIS** Company-wide Implementation		
	• **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization • **TeamWorks** = Care Management • **"CPR"** (Comfort, Professionalism, Respect) Initiative			

(1) Reconciliation to GAAP provided on slides 33 - 35, 37, and 38.
(2) These are multi-year CAGRs; annual results may fall outside the range.
(3) Exclusive of any E&Y recovery.

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Business Outlook: Revenue Assumptions

Revenue

Volume

- 2.5% to 3.5% annual growth (excludes acquisitions)
- Includes bed expansions, de novos and unit consolidations

Medicare Pricing	FY 2012 [3] Q4 11 - Q3 12	FY 2013 [4] Q4 12 - Q3 13	FY 2014 Q4 13 - Q3 14
Market basket update [1]	2.9%	2.7%	2.9%
Healthcare reform reduction	10 bps	10 bps	30 bps
Productivity adjustment [1]	100 bps	70 bps	~ 110 bps

2% Sequestration [2]

Pricing



Medicare
72%
Managed Care
20%
Other
8%

Managed Care Expected Price Increases		
2012	2013	2014
3-5%	2-4%	2-4%

(1) Medicare IRF-PPS Rule for 2012, Medicare IRF-PPS Notice for FY 2013, and management's estimates for FY 2014.
(2) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as "sequestration," will result in a net decrease to our net operating revenues of approx. $32 million annually in 2013.
(3) We believe based on the Medicare IRF-PPS Rule for FY 2012, HealthSouth should realize a net increase of approx.1.6% in FY 2012.
(4) We believe based on the Medicare IRF-PPS Notice for FY 2013, HealthSouth should realize a net increase of approx. 2.1% in FY 2013 before applying the effect of sequestration.

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Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs relatively constant as percent of revenue • Bad debt expense of approx. 1.3% to1.5% 2012 2013 2014 Merit increases (2) 2.25-2.5% 2.25-2.5% 2.25-2.5% Benefit costs in reases 5-8% 5-8% 5-8% General and Administrative ~4.5% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 90% Salaries and Wages; ~10% Benefits. (2) May be adjusted to offset the Budget Control Act of 2011 or other Medicare reduction legislation 24

HealthSouth’s volume growth has outpaced competitors’ (1) Data provided by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~ 65-70% of industry, including HealthSouth sites. (2) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during that time period. Historic Discharge Growth vs. Industry - 30,000 60,000 90,000 120,000 2008 2009 2010 2011 2012 Q4 Q3 Q2 Q1 3.0% 6.0% 4.7% 5.9% 5.9% 5.8% 5.9% 2.7% 2.5% 1.3% 25 4.2% 5.0% 1.2% 3.5% 1.4% 4.0% -0.5% 1.7% 2.0% 5.0% TBD 1.9% Quarterly • TeamWorks = standardized and enhanced sales & marketing • Bed additions will help facilitate continued organic growth 2.1% 5.1% 6.1% 7.8% Yearly Discharge 6.9% 5.6% 3.1% 5.2% Growth Q111 vs. Q211 vs. Q311vs. Q411 vs. Q112 vs. Q212 vs. Q110 Q210 Q310 Q410 Q111 Q211 Quarterly Discharge Growth Same Store HealthSouth vs. Industry UDS Industry Sites (1) HLS Same Store (2) 1.8% 6.5% 1.0% 5.0% 1.4% 1.9% 3.3% Yearly 2011 2012 2008 2009 2010 2011 -1.4%

Debt Schedule (1) Based on 4 Qtr trailing and 2011 Adjusted EBITDA of $485.5 million and $466.2 million, respectively; reconciliation to GAAP provided on slides 34, 35, 37, and 38. 26 Change S&P Moody June 30, Dec. 31, in Debt (Millions) Corporate BB- Ba3 2012 2011 vs. YE 2011 Advances under $500 million revolving credit facility, May 2016 - 3 Month LIBOR +225bps BB+ Baa3 100.0$ 110.0$ (10.0)$ Term loan facility, May 2016 - 3 Month LIBOR +225bps BB+ Baa3 95.0 97.5 (2.5) Bonds Payable: 7.25% Senior Notes due 2018 BB- B1 336.6 336.7 (0.1) 8.125% Senior Notes due 2020 BB- B1 286.0 285.8 0.2 7.75% Senior Notes due 2022 BB- B1 311.9 312.0 (0.1) Other bonds payable - 1.5 (1.5) Other notes payable 38.9 35.3 3.6 Capital lease obligations 70.2 75.9 (5.7) Long-term debt 1,238.6$ 1,254.7$ (16.1)$ Debt to Adjusted EBITDA (1) 2.6x 2.7x Credit Rating

Revenues & Expenses (Sequential) Q2 Q1 Increase/ Revenues (millions) 2012 2012 (Decrease) Inpatient 495.0$ 500.6$ (1.1%) Outpatient and other 38.4 38.0 1.1% Consolidated net operating 533.4$ 538.6$ (1.0%) (Actual Amounts) Discharges 30,719 30,871 (0.5%) Net patient revenue / discharge 16,114$ 16,216$ (0.6%) Expenses (millions) Salaries and benefits 257.4$ 261.0$ (1.4%) Percent of net operating revenues 48.3% 48.5% (20 bps) EPOB (employees per occupied bed) 3.41 3.34 2.1% Hospital-related expenses 112.6$ 112.0$ 0.5% (other operating, supplies, occupancy, bad debts) Percent of net operating revenues 21.1% 20.8% 30 bps General and administrative 22.1$ 23.9$ (7.5%) (excludes stock-based compensation) Percent of net operating revenues 4.1% 4.4% (30 bps) Provision for doubtful acounts 6.5$ 6.3$ 3.2% Percent of net operating revenues 1.2% 1.2% 0 bps 27

Revenues & Expenses (6 months) 6 Months 6 Months Increase/ Revenues (millions) 2012 2011 (Decrease) Inpatient 995.6$ 927.5$ 7.3% Outpatient and other 76.4 83.6 (8.6%) Consolidated net operating 1,072.0$ 1,011.1$ 6.0% (Actual Amounts) Discharges 61,590 58,938 4.5% Net patient revenue / discharge 16,165$ 15,737$ 2.7% Expenses (millions) Salaries and benefits 518.4$ 485.6$ 6.8% Percent of net operating revenues 48.4% 48.0% 40 bps EPOB (employees per occupied bed) 3.38 3.43 (1.5%) Hospital-related expenses 224.6$ 222.0$ 1.2% (other operating, supplies, occupancy, bad debts) Percent of net operating revenues 21.0% 22.0% (100 bps) General and administrative 46.0$ 44.8$ 2.7% (excludes stock-based compensation) Percent of net operating revenues 4.3% 4.4% (10 bps) Provision for doubtful acounts 12.8$ 9.8$ 30.6% Percent of net operating revenues 1.2% 1.0% 20 bps 28

Payment Sources (Percent of Revenues) 2012 2011 2012 2011 2011 Medicare 72.9% 72.0% 73.3% 71.7% 72.0% Medicaid 1.3% 1.8% 1.2% 1.7% 1.6% Workers' compensation 1.5% 1.7% 1.5% 1.7% 1.6% Managed care and other discount plans (1) 19.6% 19.8% 19.5% 19.8% 19.8% Other third-party payors 1.8% 2.0% 1.7% 2.1% 2.0% Patients 1.3% 1.1% 1.3% 1.1% 1.2% Other income 1.6% 1.6% 1.5% 1.9% 1.8% Total 100.0% 100.0% 100.0% 100.0% 100.0% Q2 Full Year6 Months (1) Managed Medicare revenues represent ~ 7%, 7%, 8%, 7%, and 7% of total revenues for Q2 2012, Q2 2011, 6 months 2012 and 2011, and full-year 2011, respectively, and are included in “Managed care and other discount plans.” 29

Operational and Labor Metrics

	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	6 Months 2012	6 Months 2011	Full Year 2011
					(In Millions)				
Net patient revenue-inpatient	$ 495.0	$ 500.6	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 995.6	$ 927.5	$ 1,866.4
Net patient revenue-outpatient and other revenues	38.4	38.0	38.0	38.9	39.7	43.9	76.4	83.6	160.5
Net operating revenues	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 1,072.0	$ 1,011.1	$ 2,026.9
					(Actual Amounts)				
Discharges [1]	30,719	30,871	30,066	29,350	29,811	29,127	61,590	58,938	118,354
Outpatient visits	229,152	231,243	225,062	236,969	244,647	236,761	460,395	481,408	943,439
Average length of stay	13.4	13.5	13.4	13.4	13.4	13.8	13.5	13.6	13.5
Occupancy %	69.2%	70.7%	67.7%	67.2%	69.0%	70.2%	69.7%	69.6%	67.7%
# of licensed beds	6,538	6,500	6,461	6,376	6,356	6,350	6,538	6,356	6,461
Occupied beds	4,524	4,596	4,374	4,285	4,386	4,458	4,557	4,424	4,374
Full-time equivalents (FTEs) [2]	15,378	15,271	15,079	15,081	15,150	15,045	15,325	15,097	15,089
Contract labor	56	69	56	60	76	89	62	83	70
Total FTE and contract labor	15,434	15,340	15,135	15,141	15,226	15,134	15,387	15,180	15,159
EPOB [3]	3.41	3.34	3.46	3.53	3.47	3.39	3.38	3.43	3.47

(1) Represents discharges from HealthSouth's 96 consolidated hospitals in Q2 2012, Q1 2012, and Q4 2011; 94 consolidated hospitals in Q3 2011, Q2 2011, and Q1 2011.

(2) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

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HEALTHSOUTH

Outstanding Share Summary and Warrant Information

(Millions)

	Weighted Average for the Period					
	Q2 2012	Q2 2011	6 Months 2012	6 Months 2011	FY 2011	FY 2010
Basic shares outstanding (1) (2)	94.6	93.3	94.5	93.2	93.3	92.8
Diluted shares outstanding (1) (2) (3)	108.0	109.5	108.3	109.3	109.2	108.5

	End of Period					
	Q2 2012	Q2 2011	6 Months 2012	6 Months 2011	FY 2011	FY 2010
Basic shares outstanding (1) (2)	94.6	93.3	94.6	93.3	93.3	92.8
Convertible perpetual preferred stock	0.353	0.400	0.353	0.400	0.400	0.400
If converted, equivalent common shares	11.6	13.1	11.6	13.1	13.1	13.1

Notes:

(1) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented.

(2) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are now included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented.

(3) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (convertible into11.6 million common shares at the end of Q2 2012). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock. In the first 6 months of 2012, the Company repurchased 46,645 shares of its convertible perpetual preferred stock.

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HEALTHSOUTH

Adjusted EBITDA (1) History

(Millions)	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	6 Months 2012	6 Months 2011	Full Year 2011
Net operating revenues	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 1,072.0	$ 1,011.1	$ 2,026.9
Less: Provision for doubtful accounts	(6.5)	(6.3)	(6.1)	(5.1)	(5.0)	(4.8)	(12.8)	(9.8)	(21.0)
Net operating revenues less provision for doubtful accounts	526.9	532.3	512.0	492.6	500.1	501.2	1,059.2	1,001.3	2,005.9
Operating expenses:									
Salaries and benefits	(257.4)	(261.0)	(251.4)	(245.0)	(241.6)	(244.0)	(518.4)	(485.6)	(982.0)
Hospital-related expenses:									
Other operating expenses	(74.4)	(73.0)	(67.4)	(70.3)	(75.4)	(70.9)	(147.4)	(146.3)	(284.0)
Supplies	(25.9)	(26.5)	(26.1)	(24.7)	(26.2)	(25.8)	(52.4)	(52.0)	(102.8)
Occupancy costs	(12.3)	(12.5)	(12.2)	(12.5)	(12.1)	(11.6)	(24.8)	(23.7)	(48.4)
	(112.6)	(112.0)	(105.7)	(107.5)	(113.7)	(108.3)	(224.6)	(222.0)	(435.2)
General and administrative expenses (2)	(22.1)	(23.9)	(23.9)	(21.5)	(22.1)	(22.7)	(46.0)	(44.8)	(90.2)
Equity in nonconsolidated affiliates	3.1	3.3	3.2	3.1	3.2	2.5	6.4	5.7	12.0
Other income	0.4	0.9	1.2	0.2	0.7	0.6	1.3	1.3	2.7
Noncontrolling interests (3)	(13.2)	(12.6)	(12.5)	(11.4)	(11.3)	(11.8)	(25.8)	(23.1)	(47.0)
Adjusted EBITDA	**$ 125.1**	**$ 127.0**	**$ 122.9**	**$ 110.5**	**$ 115.3**	**$ 117.5**	**$ 252.1**	**$ 232.8**	**$ 466.2**

(1) Reconciliation to GAAP provided on slides 34, 35, 37, and 38.

	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	6 Months 2012	6 Month 2011	Full Year 2011
In arriving at Adjusted EBITDA, the following were excluded:									
(2) Stock-based compensation expense	$ 5.9	$ 6.1	$ 5.9	$ 4.9	$ 5.3	$ 4.2	$ 12.0	$ 9.5	$ 20.3
(3) Noncontrolling interests related to discontinued operations	-	-	-	(0.1)	(0.9)	(0.1)	-	(1.0)	(1.1)

32

HEALTHSOUTH

Adjusted Free Cash Flow

	Q2		6 Months		Full Year				
(Millions)	2012	2011	2012	2011	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 114.0	$ 68.6	$ 195.0	$ 158.1	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Impact of discontinued operations	(1.3)	(5.1)	(1.7)	(7.2)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Net cash provided by operating activities of continuing operations	112.7	63.5	193.3	150.9	333.6	317.8	400.4	194.7	227.3
Capital expenditures for maintenance [1]	(31.0)	(13.2)	(50.1)	(22.3)	(50.8)	(37.9)	(33.2)	(41.5)	(22.4)
Net settlements on interest rate swaps [2]	-	-	-	(10.9)	(10.9)	(44.7)	(42.2)	(20.7)	0.1
Dividends paid on convertible perpetual preferred stock	(6.3) [3]	(6.5)	(13.1) [4]	(13.0)	(26.0)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(10.9)	(9.6)	(24.0)	(23.3)	(44.2)	(34.4)	(32.6)	(33.4)	(23.4)
Non-recurring items:									
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	-	(73.8)	-	-
Net premium paid (received) on bond issuance/redemption	-	18.0	-	13.9	22.8	-	-	-	-
Cash paid for professional fees - accounting, tax and legal	5.5	8.4	9.1	12.2	21.0	17.2	15.3	18.2	51.6
Cash paid for government, class action and related settlements	-	3.4	-	7.7	5.7	2.9	11.2	7.4	171.4
Income tax refunds related to prior periods	-	(0.4)	-	(3.4)	(7.9)	(13.5)	(63.7)	(89.4)	(457.7)
Adjusted free cash flow	**$ 70.0**	**$ 63.6**	**$ 115.2**	**$ 111.8**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**	**$ (79.1)**

(1) Maintenance capital expenditures are expected to be $75 to $85 million in 2012.

(2) Final swap payment of $10.9 million was made in March 2011.

(3) Includes cash dividend payments of $6.1 million for dividends declared in Q1 2012 and paid in Q2 2012 plus $0.2 million for cumulative dividends paid for the shares repurchased in Q2 2012

(4) Includes cash dividend payments of $12.6 million for dividends declared in Q4 2011 and Q1 2012 and paid in the first 6 months of 2012 plus $0.5 million for cumulative dividends paid for the shares repurchased in the first 6 months of 2012.

33

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 37. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Net income 56.8$ 59.9$ 116.7$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (3.5) (3.1) Net income attributable to noncontrolling interests (12.6) (13.2) (25.8) Income from continuing operations attributable to HealthSouth (2) 44.6 0.40$ 43.2 0.39$ 87.8 0.79$ Pro fees - acct, tax, and legal 3.6 5.5 9.1 Provision for income tax expense 29.1 26.9 56.0 Interest expense and amortization of debt discounts and fees 23.3 23.0 46.3 Depreciation and amortization 19.5 20.0 39.5 Net noncash loss on disposal of assets 0.8 0.6 1.4 Stock-based compensation expense 6.1 5.9 12.0 Adjusted EBITDA (1) 127.0$ 125.1$ 252.1$ Weighted average common shares outstanding: Basic 94.5 94.6 94.5 Diluted 108.7 108.0 108.3 2012 Q1 Q2 6 Months 34

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 37. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4 35

Reconciliation of Net Income to Adjusted EBITDA [1]

	Full Year							
	2007		2008		2009		2010	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 718.7		$ 281.8		$ 128.8		$ 939.8	
Income from disc ops, net of tax, attributable to HealthSouth	(462.4)		(32.5)		(17.7)		(9.2)	
Net income attributable to noncontrolling interests	(65.3)		(29.4)		(34.0)		(40.8)	
Income from continuing operations attributable to HealthSouth [2]	191.0	$ 2.08	219.9	$ 2.28	77.1	$ 0.58	889.8	$ 8.20
Gain on UBS Settlement	-		(121.3)		-		-	
Gov't, class action, and related settlements	(2.8)		(67.2)		36.7		1.1	
Pro fees - acct, tax, and legal	51.6		44.4		8.8		17.2	
Loss on interest rate swaps	30.4		55.7		19.6		13.3	
Provision for income tax benefit	(325.6)		(69.1)		(2.9)		(740.8)	
Interest expense and amortization of debt discounts and fees	229.2		159.3		125.7		125.6	
Depreciation and amortization	71.3		78.9		67.6		73.1	
Impairment charges, including investments	15.1		2.4		1.4		-	
Net noncash loss on disposal of assets	7.3		2.0		3.4		1.4	
Loss on early extinguishment of debt	28.2		5.9		12.5		12.3	
Stock-based compensation expense	10.6		11.7		13.4		16.4	
Other	0.4		-		0.4		0.2	
Adjusted EBITDA [1]	$ 306.7		$ 322.6		$ 363.7		$ 409.6	
Weighted average common shares outstanding:								
Basic		78.7		83.0		88.8		92.8
Diluted		92.0		96.4		103.3		108.5

(1) (2) – Notes on page 37.

36

HEALTHSOUTH

Reconciliation Notes for Slides 34-36 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 37

Adjusted EBITDA Reconciled to Net Cash Provided by Operating Activities

	Q2		6 Months		Full Year				
(Millions)	2012	2011	2012	2011	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 114.0	$ 68.6	$ 195.0	$ 158.1	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Provision for doubtful accounts	(6.5)	(5.0)	(12.8)	(9.8)	(21.0)	(16.4)	(30.7)	(23.0)	(28.5)
Professional fees—accounting, tax, and legal	5.5	8.4	9.1	12.2	21.0	17.2	8.8	44.4	51.6
Interest expense and amortization of debt discounts and fees	23.0	34.9	46.3	70.0	119.4	125.6	125.7	159.3	229.2
UBS Settlement proceeds, gross	-	-	-	-	-	-	(100.0)	-	-
Equity in net income of nonconsolidated affiliates	3.1	3.2	6.4	5.7	12.0	10.1	4.6	10.6	10.3
Net income attributable to noncontrolling interests in continuing operations	(13.2)	(11.3)	(25.8)	(23.1)	(47.0)	(40.9)	(33.3)	(29.8)	(31.1)
Amortization of debt discounts and fees	(0.9)	(1.2)	(1.8)	(2.4)	(4.2)	(6.3)	(6.6)	(6.5)	(7.8)
Distributions from nonconsolidated affiliates	(2.2)	(2.8)	(5.5)	(5.5)	(13.0)	(8.1)	(8.6)	(10.9)	(5.3)
Current portion of income tax expense (benefit)	2.2	0.7	4.3	(1.4)	0.6	2.9	(7.0)	(72.8)	(330.4)
Change in assets and liabilities	1.5	17.4	38.4	28.3	49.9	2.8	(2.1)	50.6	5.5
Net premium paid on bond issuance/redemption	-	18.0	-	13.9	22.8	-	-	-	-
Change in government, class action and related settlements liability	-	(10.8)	-	(6.5)	(8.5)	2.9	11.2	7.4	171.4
Cash provided by operating activities of discontinued operations	(1.3)	(5.1)	(1.7)	(7.2)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Other	(0.1)	0.3	0.2	0.5	0.6	2.0	1.3	(1.4)	14.5
Adjusted EBITDA	$ 125.1	$ 115.3	$ 252.1	$ 232.8	$ 466.2	$ 409.6	$ 363.7	$ 322.6	$ 306.7

38

HEALTHSOUTH